Exhibit 99.2

[Logo of NHTB]	[Logo of FCB]

News Release

Contacts:
Stephen R. Theroux Vice Chairman, Executive Vice President, Chief Financial Officer and Corporate Secretary New Hampshire Thrift Bancshares, Inc. (603) 863-0886

Charles M. Petersen President and Chief Executive Officer First Community Bank (802) 457-4500

FOR IMMEDIATE RELEASE

April 16, 2007

NEW HAMPSHIRE THRIFT BANCSHARES, INC. AGREES TO ACQUIRE FIRST COMMUNITY BANK

Newport, NH, April 16, 2007 — New Hampshire Thrift Bancshares, Inc. (Nasdaq: NHTB) (“NHTB”) announced today that it has entered into a definitive agreement to acquire First Community Bank (“First Community”) for approximately $15.5 million in cash and stock (the “Merger”). First Community will merge with and into NHTB’s subsidiary bank, Lake Sunapee Bank, fsb. Following NHTB’s previously announced pending acquisition of First Brandon Financial Corporation (“First Brandon”), scheduled to close during the second quarter of 2007, the acquisition of First Community will create a combined company with approximately $865.5 million in assets and 29 branches in New Hampshire and Vermont.

NHTB currently operates 19 branches in New Hampshire, in Grafton, Hillsborough, Merrimack and Sullivan Counties. Following NHTB’s previously announced pending acquisition of First Brandon, NHTB will operate its existing 19 branches in New Hampshire plus 5 branches in Rutland County, Vermont. First Community operates 5 branches located in Windsor and Rutland Counties, Vermont.

Stephen W. Ensign, NHTB’s President and Chief Executive Officer, said, “We are pleased and excited about this opportunity to solidify our presence in the State of Vermont, and to further broaden and diversify the geographic and economic communities served by the combination of our two banks.” Mr. Ensign’s comments were echoed by Charles M. Petersen, President and Chief Executive Officer of First Community, who stated, “We are excited about the opportunities that this combination provides to our customers, our shareholders and our employees. We will be able to better serve our community, while remaining true to our commitment to community banking principals.”

The terms of the merger agreement call for each outstanding share of First Community common stock to be converted into the right to receive $12.00 in cash or 0.7477 shares of NHTB common stock. First Community shareholders will have the right to elect either cash or stock with the constraint that the overall transaction must be consummated with 80% of the First Community shares being exchanged for NHTB stock and 20% being exchanged for cash. If there is an imbalance in elections, there will be a proration of proceeds to achieve the 80/20 split.

Following the Merger, one current director of First Community will be nominated to the Board of Directors of NHTB and to the Board of Directors of Lake Sunapee Bank, fsb, for a term to expire at Lake Sunapee Bank’s next annual meeting, and renominated for such position until at least the third anniversary of the Merger. The remaining members of the current Board of Directors of First Community whose primary residences are located in Vermont will be invited to serve as members of the First Community Division Advisory Board to be established and maintained by NHTB for at least three years following the Merger.

The definitive merger agreement has been approved by the Boards of Directors of both NHTB and First Community. The transaction is subject to approval by the shareholders of First Community, as well as customary regulatory approvals and notifications including the Office of Thrift Supervision and the Vermont Department of Banking, Insurance, Securities and Health Care Administration. The transaction is expected to close early in the fourth quarter of 2007.

NHTB was advised by Keefe, Bruyette & Woods, Inc. and its legal counsel was Thacher Proffitt & Wood LLP, Washington, D.C. First Community was advised by RBC Capital Markets and its legal counsel was Murtha Cullina LLP, Hartford, CT.

About NHTB. Through its wholly-owned subsidiary Lake Sunapee Bank, fsb, a federal stock savings bank, New Hampshire Thrift Bancshares, Inc. provides financial services to its principal market areas of central and western New Hampshire. At December 31, 2006, NHTB had total assets of $672.0 million and deposits of $465.5 million. Pro forma for the pending acquisition of First Brandon, NHTB had total assets of $782.2 million and deposits of $553.4 million at December 31, 2006.

About First Community. First Community provides financial services to the communities of Woodstock, Killington and Rutland, Vermont. At December 31, 2006, First Community had total assets of $83.4 million and deposits of $69.8 million.

This press release does not constitute an offer of securities. NHTB and First Community will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (“SEC”). Shareholders of First Community are urged to read the registration statement, the proxy statement/prospectus and all other documents which will be filed with the SEC, and any amendments or supplements to those documents, because they will contain important information which you should consider before making any decision regarding the merger. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about NHTB and First Community, at the SEC’s web site, http://www.sec.gov, and at their respective web sites, http://www.lakesunbank.com [and http://www.firstcommunitybankvt.com.]

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to New Hampshire Thrift Bancshares, Inc., 9 Main Street, PO Box 9, Newport, NH 03773 or to First Community Bank, 1 Bond Street, Woodstock, Vermont 05091.

First Community and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Community in connection with the merger. Information about the directors and executive officers of First Community and their ownership of First Community common stock, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available.

Statements included in this press release, which are not historical or current facts, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the benefits of the transaction and the companies’ anticipations with respect to the combined company. NHTB and First Community wish to caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date made. These statements are based on the current beliefs and expectations of management, and are subject to certain risks and uncertainties, including among others: (1) NHTB may fail to successfully integrate the two companies’ business, or to integrate them in a timely manner; (2) NHTB may fail to achieve anticipated cost savings, or to achieve savings in a timely manner; (3) costs, customer loss and business disruption in connection with the acquisition or the integration of our companies may be greater than expected; (4) NHTB and First Community may fail to obtain governmental approvals without adverse regulatory conditions; and (5) NHTB and First Community may fail to obtain required shareholder approval. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the documents filed by NHTB with the SEC from time to time. Particular attention should be paid to Item 1A, “Risk Factors” in NHTB’s Form 10-K for its fiscal year ended December 31, 2006. The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.